EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in (i) Cinergy Corp.’s Registration Statement Nos. 33-55267, 33-55713, 33-56089, 33-56093, 33-56095, 333-51484, 333-83461, 333-83467, 333-72898, 333-72900, 333-72902, 333-81770, 333-101707 and 333-102515; (ii) PSI Energy, Inc.’s Registration Statement Nos. 33-48612, 33-57064 and 333-83379; (iii) The Cincinnati Gas & Electric Company’s Registration Statement No. 333-91940; and (iv) The Union Light, Heat and Power Company’s Registration Statement Nos. 33-40245 and 333-83381 of our report dated February 12, 2003 (June 9, 2003 as to Notes 20 and 21) (which expresses an unqualified opinion and includes explanatory paragraphs referring to Cinergy Corp.’s change, effective January 1, 2002, in their accounting method for goodwill and Cinergy Corp.’s, The Cincinnati Gas & Electric Company’s and PSI Energy, Inc.’s  adoption, in 2003, of EITF Issue No. 02-3), appearing in this Current Report on Form 8-K of Cinergy Corp., PSI Energy, Inc., The Cincinnati Gas & Electric Company, and The Union Light, Heat and Power Company.

Deloitte & Touche LLP

Cincinnati, Ohio

June 9, 2003